                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                                 Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|  Preliminary proxy statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

|X| Definitive proxy statement

|_|  Definitive additional materials

|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 IDT Corporation
             -------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)

     Payment of filing fee (Check the appropriate box):

|X| No fee required. |_| Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule or registration statement no.:

(3)  Filing party:

(4)  Date filed:

                                IDT CORPORATION
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               December 13, 2001


TO THE STOCKHOLDERS OF IDT CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of IDT CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, December 13, 2001 at 12:00 p.m. The Annual Meeting will be held at the Company's headquarters located at 520 Broad Street, Newark, New Jersey, to consider and vote upon the following matters:

   1. ELECTION OF DIRECTORS. The election of five Class III directors for a term of three years, which shall expire at the Company's annual meeting of stockholders in 2004 or until such time as their respective successors are duly elected and qualified or until the director's earlier resignation or removal. The Board of Directors (the "Board") intends at this time to present the following nominees:

     Howard S. Jonas
     Joyce J. Mason
     Geoffrey Rochwarger
     Dr. Saul K. Fenster
     Michael J. Levitt

   2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED. The Company's stockholders are being asked to approve an amendment to the Company's 1996 Stock Option and Incentive Plan, as amended and restated (the "Plan"), that will increase the number of shares of the Company's Class B Common Stock available for the grant of awards thereunder by an additional 3,000,000 shares.

   3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending July 31, 2002.

   4. OTHER BUSINESS. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   These matters are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on October 24, 2001 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are invited to attend the Annual Meeting in person. However, if you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the attached form of proxy and return it by mail in the enclosed envelope as promptly as possible. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy or already otherwise voted.



                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Howard S. Jonas
                                        ---------------------------------------
                                        Howard S. Jonas
                                        Chairman of the Board


Newark, New Jersey
November 7, 2001

                                IDT CORPORATION
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000

                                PROXY STATEMENT
General Information

   This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the form enclosed herewith for use in voting at the Company's Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, December 13, 2001 at 12:00 p.m., local time, at 520 Broad Street, Newark, New Jersey 07102. The shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and Class B common stock, par value $0.01 per share (the "Class B Common Stock"), represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company's stockholders on or about November 7, 2001.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Senior Vice President, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

   The close of business on Wednesday, October 24, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock, Class A Common and Class B Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 80,293,030 shares outstanding, of which 70,883,804 shares are entitled to vote at the Annual Meeting, consisting of 17,822,590 shares of Common Stock, 9,816,988 shares of Class A Common Stock and 43,244,226 shares of Class B Common Stock. The remaining 9,409,226 shares outstanding, consisting of 5,390,163 shares of Common Stock and 4,019,063 shares of Class B Common Stock, are beneficially owned by IDT Telecom, Inc., a wholly-owned subsidiary of the Company, and pursuant to applicable Delaware law are not entitled to vote nor be counted for quorum purposes.

   Each holder of Common Stock is entitled to one vote per share, each holder of Class A Common Stock is entitled to three votes per share and each holder of Class B Common Stock is entitled to one-tenth of a vote per share. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. The presence at the Annual Meeting of a majority of the shares of Common Stock, Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

   A plurality of the votes cast at the Annual Meeting will be required for the election of each candidate to the Board and a majority of the votes cast at the Annual Meeting will be required for the approval of all other matters submitted to the vote of the Company's stockholders.

   With respect to Proposal Nos. 1 and 3, abstentions and broker non-votes will be included in the determination of the number of shares present at the Annual Meeting, but will not be counted for or against any of the proposals to be voted upon. With respect to Proposal No. 2, pursuant to applicable New York Stock Exchange rules, abstentions will be included, but broker non-votes will not be included, in determining whether a quorum is present.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock as of October 24, 2001 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of each of Common Stock (and Class A Common Stock, on an as-converted basis) and Class B Common Stock, (ii) each of the Company's directors and the Named Executive Officers (as defined below), and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock, Class A Common Stock or Class B Common Stock indicated as being beneficially owned by them. Each holder of Common Stock is entitled to one vote per share, each holder of Class A Common Stock is entitled to three votes per share and each holder of Class B Common Stock is entitled to one-tenth of a vote per share. The number of shares of Class B Common Stock has been adjusted to reflect the stock dividend effected by the Company on May 31, 2001 of one share of Class B Common Stock for every share of Common Stock, Class A Common Stock and Class B Common Stock held of record on May 14, 2001 (the "Class B Dividend").

                                                                                                                      Percentage of
                                                                   Number of     Percentage of        Number of        Ownership of
5% Stockholders and Named                                          Shares of      Ownership of    Shares of Class B      Class B
Executive Officers and Directors                                 Common Stock     Common Stock      Common Stock       Common Stock
--------------------------------                                 ------------     ------------      ------------       ------------
Howard S. Jonas(1) ...........................................     9,816,988          29.7%           9,616,988            20.3%
 520 Broad Street
 Newark, New Jersey 07102

Liberty Media Group(2) .......................................        --               --             7,539,214            16.0%
 9197 South Peoria Street
 Englewood, Colorado 80112

AT&T Corporation(3) ..........................................        --               --             4,081,634             8.6%
 32 Avenue of the Americas
 New York, New York 10013-2412

James A. Courter(4) ..........................................       792,500           2.4%             842,700             1.8%

Michael Fischberger(5) .......................................        10,500             *              130,500               *

Stephen R. Brown(6) ..........................................        70,000             *              190,000               *

Moshe Kaganoff(7) ............................................        10,500             *               92,500               *

Joyce J. Mason(8) ............................................       102,970             *              153,170               *

Marc E. Knoller(9) ...........................................        95,000             *              145,200               *

Geoffrey Rochwarger(10) ......................................        68,541             *              188,541               *

Morris Lichtenstein(11) ......................................        18,000             *              268,000               *

Meyer A. Berman(12) ..........................................        74,760             *               94,760               *

J. Warren Blaker(13) .........................................        37,000             *               57,000               *

Denis A. Bovin(14) ...........................................       140,500             *              160,500               *

Saul K. Fenster(15) ..........................................        10,500             *               30,500               *

William A. Owens(16) .........................................        10,500             *               30,500               *

William F. Weld(17) ..........................................        10,000             *               30,000               *

Paul Reichmann(18) ...........................................        --               --                20,000               *

Michael J. Levitt(19) ........................................        --               --                20,000               *

All directors and executive officers
 as a group (20 persons) .....................................    11,546,900          35.0%          12,508,000            26.5%

---------------
*   Less than 1%.

(1) Includes an aggregate of 9,816,988 shares of Class A Common Stock and 9,616,988 shares of Class B Common Stock, consisting of (a) 5,073,620 shares of Class A Common Stock and 5,073,620 shares of Class B Common Stock held by Mr. Jonas directly, (b) 19,570 shares of Class A Common Stock and 19,570 shares of Class B Common Stock beneficially owned by The Jonas Family Limited Partnership, (c) an aggregate of 1,703,088 shares of Class A Common Stock and 1,703,088 shares of Class B Common Stock beneficially owned by the eight separate Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement for the benefit of each of:
    Samuel Jonas, David Jonas, Michael Jonas, Leora Jonas,
    Jonathan Jonas, Rachel Jonas, Joseph Jonas and Tamar Jonas in equal amounts of 212,886 shares of Class A Common Stock and 212,886 shares of Class B Common Stock, (d) 605,139 shares of Class A Common Stock and 605,139 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 1998 Annuity Trust, and (e) 2,415,571 shares of Class A Common Stock and 2,215,571 shares of Class B Common Stock beneficially owned by the Jonas Foundation. Mr. Jonas is the General Partner of The Jonas Family Limited Partnership and the Trustee of the Howard S. Jonas 1998 Annuity Trust and, together with Deborah Jonas, is a Trustee of each of The Jonas Foundation and the eight separate trusts under Article Four of the Howard
    S. Jonas 1996 Annuity Trust Agreement F/B/O Samuel Jonas, David Jonas, Michael Jonas, Leora Jonas, Jonathan Jonas, Rachel Jonas, Joseph Jonas and Tamar Jonas. By virtue of ownership of Class A Common Stock and Class B Common Stock, Mr. Jonas controls approximately 58.9% of the combined voting power of all outstanding shares of capital stock of the Company.
(2) Prior to the Class B Dividend, Liberty Media Group held 3,728,949 shares of Common Stock. As a result of the Class B Dividend, Liberty Media Group received one share of Class B Common Stock for each share of Common Stock held by it, or an aggregate of 3,728,949 shares of Class B Common Stock. In addition, pursuant to a Lock-Up, Registration Rights and Exchange Agreement, dated June 6, 2000, between the Company and Liberty Media Corporation, on October 11, 2001, the Company issued to Liberty IDTC, Inc. 3,810,265 shares of Class B Common Stock in exchange for 3,728,949 shares of Common Stock. Pursuant to such agreement, the exchange rate was based upon the relative average market prices for the Class B Common Stock and the Common Stock during a specified 30 trading day period.
(3) In March 2001, AT&T acquired 2,040,817 shares of Class B Common Stock.
(4) Includes (a) 142,500 shares of Common Stock and 142,500 shares of Class B Common Stock held by Mr. Courter directly, (b) 15,000 shares of Common Stock and 15,000 shares of Class B Common Stock owned by Mr. Courter's wife and (c) 635,000 shares of Common Stock and 685,200 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(5) Includes 10,500 shares of Common Stock as well as 130,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6) Includes 10,000 shares of Common Stock and 10,000 shares of Class B Common Stock held by Mr. Brown directly as well as 60,000 shares of Common Stock and 180,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7) Includes 10,500 shares of Common Stock and 92,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(8) Includes (a) 10,380 shares of Common Stock and 10,380 shares of Class B Common Stock held by Ms. Mason directly, (b) an aggregate of 5,640 shares of Common Stock and 5,640 shares of Class B Common Stock owned by Ms. Mason's husband, son and daughter and (c) 86,950 shares of Common Stock and 137,150 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9) Includes 95,000 shares of Common Stock and 145,200 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(10)Includes 41 shares of Common Stock and 41 shares of Class B Common Stock as well as 68,500 shares of Common Stock and 188,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(11)Includes 18,000 shares of Common Stock and 268,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(12)Includes (a) 46,600 shares of Common Stock and 46,600 shares of Class B Common Stock held by Mr. Berman directly, (b) 14,160 shares of Common Stock and 14,160 shares of Class B Common Stock held by a limited partnership of which Mr. Berman is a partner, (c) 4,000 shares of Common Stock and 4,000 shares of Class B Common Stock held by Mr. Berman's wife and (d) 10,000 shares of Common Stock and 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

                                             (footnotes continued on next page)

(footnotes continued from previous page)
(13)Includes 37,000 shares of Common Stock and 57,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(14)Includes 500 shares of Common Stock and 500 shares of Class B Common Stock held by Mr. Bovin directly as well as 140,000 shares of Common Stock and 160,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(15)Includes 500 shares of Common Stock and 500 shares of Class B Common Stock owned by Mr. Fenster's wife as well as 10,000 shares of Common Stock and 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(16)Includes 500 shares of Common Stock and 500 shares of Class B Common Stock held by Admiral Owens directly as well as 10,000 shares of Common Stock and 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(17)Includes 10,000 shares of Common Stock and 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(18)Includes 20,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(19)Includes 20,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

PROPOSAL NO. 1


                             ELECTION OF DIRECTORS


   Pursuant to the Company's Restated Certificate of Incorporation, the authorized number of directors was set at twelve. In December 1999, the Board approved an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of directors to fifteen. In April 2000, the Board approved an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of directors to seventeen. In March 2001, the Board of Directors elected Paul Reichmann as a Class II director. In June 2001, a vacancy was created on the Board by the resignation of Hal Brecher. In the same month, the Board of Directors elected Michael Fischberger to fill such vacancy on the Board as a Class II director. In September 2001, the Board of Directors elected Michael J. Levitt as a Class III director. Each of Messrs. Reichmann, Fischberger and Levitt assumed office at the time of his election. As a result of these actions, there are currently sixteen directors on the Board.

   Each director holds office until such director's successor has been duly elected and qualified. The Company's Board is divided into three classes, with Messrs. Blaker, Courter, Knoller, Brown and Weld constituting Class I, Messrs. Berman, Kaganoff, Fischberger, Reichmann and Admiral Owens constituting Class II and Ms. Mason and Messrs. Jonas, Rochwarger, Bovin, Fenster and Levitt constituting Class III. Upon the expiration of the term of each class, directors comprising such class of directors are eligible to be elected for a three-year term at the next succeeding annual meeting of stockholders. The terms of the Class III directors expire at the Annual Meeting and the terms of the Class I and Class II directors expire at the annual meeting of the stockholders to be held in 2002 and 2003, respectively.

   As Mr. Bovin is not standing for re-election, a total of five Class III directors are standing for re-election at the Annual Meeting to serve for a term of three years until the 2004 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. As provided by the By-Laws of the Company, a plurality of the votes cast at the Annual Meeting shall elect each director.

   Upon the election of five Class III directors at the Annual Meeting, there will be two vacancies on the Company's Board. The enclosed proxy may not be voted for a greater number of persons than five, which is the number of nominees identified herein.

   The nominees Howard S. Jonas, Geoffrey Rochwarger, Dr. Saul K. Fenster, Michael J. Levitt and Joyce J. Mason are all incumbent directors and have consented to be named in this proxy statement and to serve if elected. Certain information about the nominees for Class III directors is furnished below.

   Effective August 1, 2001, the Company was restructured (the "Restructuring") so that its holdings were segregated along the lines of its principal businesses-its telecom business and its ventures and investments. Following the Restructuring, the Company has been comprised principally of the following two wholly-owned subsidiaries: IDT Telecom, Inc. and IDT Ventures, Inc. While the Restructuring did not result in any changes in the membership of the Board, certain changes to the Company's management structure were implemented as described below.

   Howard S. Jonas founded IDT in August 1990 and has served as Chairman of the Board and treasurer since its inception. Mr. Jonas served as Chief Executive Officer of the Company from December 1991 until the Restructuring and as President of the Company from December 1991 through September 1996. Since the Restructuring, Mr. Jonas has also served as the Chairman of the Boards of Directors of IDT Telecom, Inc. and IDT Ventures, Inc. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp. ("Jonas Publishing"), a publisher of trade directories, since its inception in 1979. Mr. Jonas became the Chairman of the Board of Directors of Net2Phone, Inc. in October 2001. Mr. Jonas received a B.A. in Economics from Harvard University.

   Joyce J. Mason has served as our Senior Vice President since December 1998 and as General Counsel, Secretary and a director of the Company since its inception and as a director of the Company's predecessor since its inception to March 1996. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason became a director of Net2Phone, Inc. in October 2001. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

   Geoffrey Rochwarger has served as our Executive Vice President of Telecommunications since 1996 and has been a director of the Company since July 1999. Prior to his current position, he served IDT as the President of Genie, an online service company and a subsidiary of IDT, from 1995 until 1996. Since the Restructuring, Mr. Rochwarger has also served as the Chief Operating Officer and a director of IDT Telecom, Inc. Prior to joining IDT, Mr. Rochwarger was the Operations Manager at Galaxy Freight Service LTD. Mr. Rochwarger holds a B.A. Degree in Economics from Yeshiva University.

   Saul K. Fenster has served as a director of the Company since February 2000. Dr. Fenster has been the President of New Jersey Institute of Technology since September 1978. Dr. Fenster serves as a director for each of the following Prudential Insurance Company funds: Prudential Mutual Fund Cluster 1 and 4, Prudential VCA Funds, Prudential Gibraltar Fund and Prudential Series Funds. Dr. Fenster received a B.M.E. from the City College of New York, an M.S. from Columbia University and a Ph.D. from the University of Michigan.

   Michael J. Levitt has served as a director of the Company since September 2001. Mr. Levitt is currently the Chairman of Ilios Capital, LLP. Prior to his current position, Mr. Levitt was a partner with Hicks, Muse, Tate & Furst Incorporated from 1996 until 2001. Mr. Levitt served as Managing Director and Deputy Head of Investment Banking with Smith Barney, Inc. from 1993 through 1995. From 1986 through 1993, Mr. Levitt was a Managing Director with Morgan Stanley & Co. Mr. Levitt received his undergraduate and Juris Doctor degrees from the University of Michigan. He serves on the University of Michigan Business School Corporate Advisory Board and on the University of Michigan Investment Board.

   The Board has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.


                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

   The current directors and executive officers of the Company are as follows:


Name+                                   Age                                Position
-----                                   ---                                --------
Howard S. Jonas ..................      45                Treasurer and Chairman of the Board

James A. Courter(1) ..............      60                Chief Executive Officer and Vice Chairman of the Board

Ira  A. Greenstein ...............      41                President

Michael Fischberger ..............      32                Chief Operating Officer and Director

Stephen R. Brown .................      45                Chief Financial Officer and Director

Joyce J. Mason....................      42                Senior Vice President, General Counsel, Secretary and Director

Marc E. Knoller...................      40                Senior Vice President and Director

Moshe Kaganoff(4).................      30                Executive Vice President of Strategic Planning and Director

Geoffrey Rochwarger ..............      31                Executive Vice President of Telecommunications and Director

Morris Lichtenstein...............      37                Executive Vice President of Business Development

Charles Garner ...................      38                Executive Vice President of New Ventures

Jonathan Levy ....................      30                Executive Vice President of Corporate Development

Meyer A. Berman(1)(2)(3)..........      67                Director

J. Warren Blaker(1)(2)(3)(4)......      67                Director

Saul K. Fenster(2)(4).............      68                Director

Admiral William Owens.............      61                Director

William F. Weld ..................      56                Director

Paul Reichmann ...................      71                Director

Michael J. Levitt.................      42                Director

---------------
+ Excludes Denis Bovin, a current director, who is not standing for re-election.
(1) Member of the Treasury Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.
(3) Member of the Compensation Committee of the Board of Directors.
(4) Member of the Technology Committee of the Board of Directors.

   Set forth below is biographical information with respect to the Company's directors and executive officers, other than the Company's Class III directors:

   James A. Courter joined the Company in October 1996 and served as President of the Company from October 1996 until the Restructuring. Since the Restructuring, Mr. Courter has served as the Chief Executive Officer of the Company. Mr. Courter has also been a director of the Company since March 1996 and has been Vice Chairman of the Board of Directors of the Company since March 1999. In addition, since the Restructuring, Mr. Courter has served as a director of IDT Telecom, Inc. and as the treasurer and a director of IDT Ventures, Inc. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert, Laufer & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President's Defense Base Closure and Realignment Commission. Mr. Courter also serves as a director of Net2Phone, Inc. and The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

   Ira A. Greenstein joined the Company in January 2000 and served as Counsel to the Chairman until the Restructuring. Since the Restructuring, Mr. Greenstein has served as the President of the Company. Prior to joining the Company, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999 where he served as the Chair of that firm's New York Office Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee to the Ontario Securities Commission from 1992 to 1996. From 1991 to 1992, Mr. Greenstein also served as counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Board of Overseers of Touro College. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

   Michael Fischberger has served as Chief Operating Officer and has been a director of the Company since June 2001. Prior to his current position, Mr. Fischberger served as the Executive Vice President of Operations for the Company from January 2000 to June 2001. Mr. Fischberger also served as the Company's Senior Vice President of Domestic Telecommunications and Internet Services from 1993 to 2000. Since the Restructuring, Mr. Fischberger has also served as Executive Vice President of Operations for IDT Telecom, Inc. Mr. Fischberger is a director of Net2Phone, Inc.

   Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995 and has been a director of the Company since February 2000. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals. Mr. Brown became a director of Net2Phone, Inc. in October 2001. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

   Marc E. Knoller has been a director of the Company since March 1996 and Senior Vice President since December 1998. Mr. Knoller joined the Company as a Vice President in March 1991 and also served as a director of its predecessor since such time. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing. Mr. Knoller has served as Vice President of Jonas Publishing from 1991 until the present. Mr. Knoller received a B.B.A. from Baruch College.

   Moshe Kaganoff has served as the Company's Executive Vice President of Strategic Planning since January 2000 and has been a director of the Company since March 1999. From April 1994 through July 1998, Mr. Kaganoff served as our Manager of Operations. Since the Restructuring, Mr. Kaganoff has also served as Executive Vice President of Strategic Planning for each of IDT Telecom, Inc. and IDT Ventures, Inc. Mr. Kaganoff holds a B.A. in Economics from Yeshiva University.

   Morris Lichtenstein has served as the Executive Vice President of Business Development since January 2000. From January 1999 to December 1999, Mr. Lichtenstein served as Controller for the Company. Since the Restructuring, Mr. Lichtenstein has also served as the Vice Chairman of the Board of Directors and Chief Executive Officer of IDT Telecom, Inc. During the period from 1988 to 1998, Mr. Lichtenstein served as the Controller of Mademoiselle Knitwear, Inc. Mr. Lichtenstein received his B.A. from Touro College.

   Charles Garner has served as the Executive Vice President of New Ventures since December 2000. From joining the Company in February 2000 until December 2000, Mr. Garner served as Senior Vice President of Business Development. Since the Restructuring, Mr. Garner has also served as the Chief Executive Officer of IDT Ventures, Inc. Mr. Garner was also President of IDT's subsidiary, Brix Communications, from February 2000 until May 2000. Prior to joining IDT, Mr. Garner was a partner in the law firm of Simpson Thacher & Bartlett from 1996 through 1999 and an associate of Simpson Thacher & Bartlett from 1987. Mr. Garner received his B.A. from the University of Pennsylvania in 1984 and his law degree from New York University Law School in 1987.

   Jonathan Levy has served as Executive Vice President of Corporate Development since November 2000. Mr. Levy also served as the Director of IDT's Fiber division from June 1998 through November 2000. From October 1995 through June 1998, Mr. Levy served as Senior Vice President of Telecom for IDT. Since the Restructuring, Mr. Levy has also served as the President of Carrier Services and a director of IDT Telecom, Inc. Prior to joining IDT, Mr. Levy was Operations Manager for B&H Photo, Inc. Mr. Levy holds a B.A. Degree in Finance from Touro College.

   Meyer A. Berman has been a director of the Company since March 1996. Mr. Berman founded M.A. Berman Co. in 1981, a broker-dealer that services high net worth individuals and institutions, and has served as its President from its inception. Prior to such time, Mr. Berman held various positions in the stock brokerage business. Mr. Berman is Chairman of the Board of Directors of BioSterile Technology, Inc., a leading company using Russian scientific technology. Mr. Berman has a B.A. degree from the University of Connecticut and has done graduate work at the University of Illinois and at City College of New York.

   J. Warren Blaker has been a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. Prior to such time he worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly-owned subsidiary of University Patents, Inc., from 1982 to 1985. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

   Admiral William Owens has served as a director of the Company since March 2000. Admiral Owens has served as Vice Chairman of the Board and Co-Chief Executive Officer of Teledesic LLC since August 1998. Prior to his current position, Admiral Owens was the President, Chief Operating Officer and Vice Chairman of the Board of Directors of Science Applications International Corporation from June 1996 to August 1998. In addition, Admiral Owens served as the Vice Chairman of the Joint Chiefs of Staff from 1994 to 1996. Admiral Owens received his B.S. from the United States Naval Academy, a B.A. and M.A. from Oxford University and an M.B.A. from George Washington University. Admiral Owens also serves as a director of Symantec, Polycom, Microvision, ViaSat and Biolase.

   William F. Weld has served as a director of the Company since February 2000. Mr. Weld has been a principal at Leeds Weld & Co., a private equity investment firm, since January 2001. From 1997 to January 2001, Mr. Weld was a partner in the law firm of McDermott, Will & Emery and has served as Of Counsel to such firm since such date. From 1991 to 1997, Mr. Weld served as Governor of Massachusetts. Prior to becoming Governor, Mr. Weld served as Assistant U.S. Attorney General in charge of the Criminal Division of the United States Department of Justice in Washington, D.C. from 1986 to 1988. Mr. Weld also served as the United States Attorney for Massachusetts from 1981 to 1986. Mr. Weld also serves as a director of Affiliated Managers Group and Edison
Schools, Inc. Mr. Weld received his B.A. from Harvard University, a diploma in international economics from Oxford University and his J.D. from Harvard Law School.

   Paul Reichmann has been a director of the Company since March 2001. Mr. Reichmann has been involved in commercial real estate development for the last 40 years, originating many major commercial development projects and managing their construction, leasing and financing. Mr. Reichmann is the Executive Chairman of Canary Wharf Group plc, a publicly listed company on the London Stock Exchange, Chief Executive of the Reichmann Group of Companies which includes Reichmann International Development Corporation and International Property Corporation. Mr. Reichmann is also a Trustee of CPL Long Term Care Real Estate Investment Trust and Retirement Residences Real Estate Investment Trust.

Relationships among Directors or Executive Officers

   Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other family relationships among any of the directors or executive officers of the Company.

Certain Relationships and Related Transactions

   The Company currently leases one of its facilities in Hackensack, New Jersey from a corporation which is wholly-owned by Howard S. Jonas. Aggregate lease payments under such lease were $29,000 for Fiscal 2001, $24,000 for Fiscal 2000, $26,000 for Fiscal 1999 and $24,000 for each of Fiscal 1998, 1997, 1996 and 1995.

   In Fiscal 2001, the Company extended loans bearing interest at a rate of 6% per annum in the original principal amounts of $2,350,000, $1,000,000 and $275,000 to Morris Lichtenstein, the Company's Executive Vice President of Business Development, Stephen Brown, the Company's Chief Financial Officer, and Jonathan Levy, the Company's Executive Vice President of Corporate Development, respectively. The entire amounts of these loans are currently outstanding. Mr. Lichtenstein's loan will mature on December 31, 2004 with respect to $225,000, and the balance of such loan is payable on demand. The entirety of each of Messrs. Brown's and Levy's loans is payable on demand.

   In Fiscal 2001, the Company also extended loans to several other executive officers of the Company and its principal subsidiaries, each of which bears interest at a rate of 8% per annum. Marc Knoller, the Company's Senior Vice President, obtained a loan in the principal amount of $346,441; the entirety of his loan, which is currently outstanding, is due on demand. Michael Fischberger, the Company's Chief Operating Officer, obtained a loan in the principal amount of $300,000. Mr. Fischberger's loan is currently outstanding and is due on December 31, 2004. During Fiscal 2001, each of the following four executive officers of the Company also procured a loan from the Company in the principal amount of $150,000 that bears interest at the rate of 8% per annum: Geoffrey Rochwarger, the Executive Vice President of Telecommunications of the Company; Charles Garner, the Company's Executive Vice President of New Ventures; Moshe Kaganoff, the Company's Executive Vice President of Strategic Planning; and Jonathan Levy, the Company's Executive Vice President of Corporate Development. The entire amount of each of these loans is currently outstanding and is due on December 31, 2004.

   In addition, the Company made two loans to Hal Brecher, the former Chief Operating Officer of the Company, in the principal amounts of $3,000,000 and $150,000 during Fiscal 2001. The $150,000 loan bears interest at a rate of 8% per annum. Pursuant to a separation agreement between the Company and Mr. Brecher, the interest rate on the $3,000,000 loan was reduced to 5 3/4%, and the Company agreed, upon the occurrence of certain events (which have not yet occurred), to forgive both loans. See "Employment and Severance Agreements" below.

   In Fiscal 2000, the Company extended a loan bearing interest at a rate of 6% per annum to Morris Lichtenstein, the Company's Executive Vice President of Business Development, in the principal amount of $300,000. The entire amount is still outstanding.

   In Fiscal 1999, the Company extended loans bearing interest at a rate of 6% per annum to Hal Brecher, the Company's former Chief Operating Officer, and Geoffrey Rochwarger, the Company's Executive Vice President of Telecommunications, in the principal amounts of $300,000 and $100,000, respectively, in connection with each respective officer's relocation to a new home. During the fiscal year ended July 31, 2001, the entire amount of Mr. Rochwarger's loan was repaid. In addition, in connection with Mr. Brecher's separation from the Company (see "Employment and Separation Agreements" below), the Company agreed, upon the occurrence of certain events (which have not yet occurred), to forgive $100,000 of such loan. Accordingly, the entire amount of Mr. Brecher's loan is currently outstanding.

   In connection with the Initial Public Offering of Net2Phone, Inc., in July 1999, each of Stephen Brown, Moshe Kaganoff, Geoffrey Rochwarger, Michael Fischberger and David Barth, borrowed $117,600 from the Company. All of the proceeds of these loans were used to purchase shares of Net2Phone common stock upon the exercise of stock options. As a condition to receiving these loans, these officers agreed to surrender 240 immediately exercisable Net2Phone, Inc. options. The loans bear interest at the rate of 7.0% per annum and were amended during the fiscal year ended July 31, 2001 to be payable on demand.

   James Courter, the Chief Executive Officer and a director of the Company, is a partner in the law firm of Courter, Kobert, Laufer & Cohen, P.C., which has served as counsel to the Company since July 1996. Fees paid to the firm by the Company were less than 5% of the firm's gross revenues for each fiscal year in which the firm represented the Company.

   William F. Weld, a director of the Company, is Of Counsel to the law firm of McDermott, Will & Emery, which has served as counsel to the Company since November 1999. Fees paid to the firm by the Company were less than 5% of the firm's gross revenues for each fiscal year in which the firm represented the Company.

   The Company obtained various insurance policies during Fiscal 2001 which were placed through a company affiliated with Jonathan Mason, the husband of Joyce Mason, the Senior Vice President, General Counsel, Secretary and a director of the Company (and the brother-in-law of Howard Jonas, the Chairman of the Board). The aggregate premiums paid by the Company with respect to such policies (for which Mr. Mason obtains a brokerage commission) was approximately $3,100,000 during Fiscal 2001.

   In April 2001, in connection with the Company's investment in Teligent, Inc., Howard S. Jonas and Morris Lichtenstein were elected to the Board of Directors of Teligent, Inc. Subsequently, in April 2001, Howard S. Jonas was appointed as the Chairman of the Board of Directors of Teligent, Inc. In May 2001, Teligent, Inc. filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York. Also in May 2001, Howard S. Jonas resigned his position as a director and as Chairman of the Board of Directors of Teligent, Inc. In June 2001, Michael Fischberger was elected to the Board of Directors of Teligent, Inc. and Morris Lichtenstein was appointed as the Chairman of the Board of Directors of Teligent, Inc. In July 2001, Morris Lichtenstein and Michael Fischberger each resigned from the Board of Directors of Teligent, Inc.

Committees of the Board of Directors

   The Board of Directors has established a Compensation Committee, an Audit Committee, a Treasury Committee and a Technology Committee.

   The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and is responsible for administration of the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated. The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee currently consists of Messrs. Berman and Blaker.

   The Audit Committee is responsible for recommending the independent auditors of the Company and reviewing with the independent auditors (i) the scope and results of the audits and the internal accounting controls of the Company,
(ii) the audit practices and professional services furnished by the independent auditors and (iii) reporting to the Board of Directors with respect to any and all of the above. The management of the Company has the primary responsibility for the Company's financial statements and reporting process including the systems of internal controls. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit B. The Audit
Committee held three meetings during the last fiscal year. From August 2000 until October 2000, the Audit Committee consisted of Messrs. Berman and
Blaker, and since October 2000, the Audit Committee has consisted of Messrs. Berman, Blaker and Fenster. The Board of Directors has determined that all of the members of the Audit Committee are "independent" as defined by the rules of the New York Stock Exchange.

   In September 2000, the Board of Directors established a Treasury Committee consisting of Messrs. Berman, Blaker and Courter. The Treasury Committee is responsible for reviewing the Company's investment policies and corporate compliance. The Treasury Committee held one meeting during the last fiscal year.

   In September 2000, the Board of Directors also established a Technology Committee consisting of Messrs. Blaker, Fenster and Kaganoff. The Technology Committee is responsible for reviewing, analyzing and reporting to the Board of Directors on (i) present and future technology-related projects, (ii) the state of the Company's present technology infrastructure and its existing and planned research and development efforts, (iii) future means of maximizing the Company's technological advances in the marketplace, and (iv) further means of maximizing the Company's strategic investment in intellectual property for competitive advances. The Technology Committee held two meetings during the last fiscal year.

   During the fiscal year ended July 31, 2001, there were twelve meetings of the Board of Directors. During this period, each of the Company's directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which each such director has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods that such director served) except for Paul Reichmann and William F. Weld.

Compensation of Directors and Executive Officers

   Compensation of Directors

   Each non-employee director initially elected to the Board prior to March 15, 1996 (the date of the Company's initial public offering) received as of March 15, 1996 options to purchase 10,000 shares of Common Stock, and each non-employee director initially elected to the Board after such date but before May 31, 2001 received options to purchase 10,000 shares of Common Stock or Class B Common Stock upon his or her election (other than Mr. Bovin who received an option to purchase 70,000 shares of Common Stock upon his initial election to the Board during Fiscal 1998 and who subsequently received an option to purchase 50,000 shares of Common Stock). Each non-employee director of the Company and its majority-owned subsidiaries initially elected to the Board or the board of directors of such subsidiary after May 31, 2001 received options to purchase 20,000 shares of Class B Common Stock upon his or her election (or, in the case of certain non-employee directors of majority-owned subsidiaries of the Company, as of October 22, 2001). Accordingly, Mr. Levitt received options to purchase 20,000 shares of Class B Common Stock upon his initial election to the Board on September 24, 2001. Each of Mr. Levitt's options has an exercise price per share equal to the fair market value of a share of Class B Common Stock as of the date of Mr. Levitt's initial election to the Board and is immediately exercisable. In addition, each continuing non-employee director of the Company and any of its majority-owned subsidiaries will annually receive separate and additional grants of options to purchase 20,000 shares of Class B Common Stock for being a non-employee director of the Company and each such subsidiary.

Executive Compensation

   The following table sets forth certain information for the Company's last three completed fiscal years concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of July 31, 2001 (collectively, the "Named Executive Officers"). Except as described below, the Company does not have any executive long-term compensation or incentive plans.

Summary Compensation Table


                                                                         Annual                       Long-Term
                                                                      Compensation                  Compensation
                                                        ----------------------------------------    -------------
                                                                                                     Securities
                                                                                   Other Annual      Underlying        All Other
Name and Principal Position                     Year    Salary($)    Bonus($)    Compensation($)    Options(#)(1)   Compensation($)
---------------------------                     ----    ---------    --------    ---------------    -------------   ---------------
Howard S. Jonas .............................   2001     212,127          --            --                --               --
 Chairman of the Board, Chief                   2000     201,868          --            --                --               --
 Executive Officer, and Treasurer(2)            1999     200,818          --            --                --               --

James A. Courter ............................   2001     211,263      862,500           --             200,000             --
 Vice Chairman of the                           2000     200,000          --            --             100,000             --
 Board and President(2)                         1999     200,000          --            --             600,000             --

Michael Fischberger .........................   2001     211,804      862,500           --             100,000             --
 Chief Operating Officer                        2000     202,493          --            --             250,000             --
 and Director(2)                                1999     138,173          --            --              50,000             --

Geoffrey Rochwarger .........................   2001     211,578    1,262,500           --             100,000             --
 Executive Vice President                       2000     202,370          --            --             240,000             --
 of Telecommunications                          1999     149,704       50,000           --             100,000             --
 and Director(2)

Stephen R. Brown ............................   2001     211,263      862,500           --             100,000             --
 Chief Financial Officer                        2000     202,353       50,000           --             240,000             --
 and Director                                   1999     160,907          --            --              50,000             --

---------------
(1) All of such options granted during the fiscal year ended July 31, 1999 were initially exercisable for shares of Common Stock and all of such options granted during the fiscal years ended July 31, 2000 and 2001 were exercisable for shares of Class B Common Stock (except with respect to an option initially exercisable for 5,000 shares of Common Stock granted to Mr. Fischberger during the fiscal year ended July 31, 2000). The number of "Securities Underlying Options" has been adjusted to reflect the Class B Dividend. As a result of the Class B Dividend, any options exercisable for shares of Common Stock or Class B Common Stock that were granted prior to (but not yet exercised as of) May 31, 2001 entitle the holders thereof to receive (in addition to the issuance of shares of Common Stock or Class B Common Stock, as applicable, called for by such options) one additional share of Class B Common Stock for each share of Common Stock or Class B Common Stock, as applicable, issuable in connection with such options. The foregoing table does not reflect any option exercises prior to or after May 31, 2001.
(2) As discussed above, effective as of the Restructuring, certain changes to the Company's management structure were implemented.

Stock Options Granted in Last Fiscal Year


                                                            Percent of                                           Rates of Stock
                                       Number of          Total Options                                        Price Appreciation
                                        Shares              Granted to                                           For Option Term
                                      Underlying           Employees in          Exercise         Date of        ---------------
Name                               Options(#)(1)(2)    Fiscal Year(%)(1)(2)   Price($)(1)(3)    Expiration      5%($)       10%($)
----                               ----------------    --------------------   --------------    ----------      -----       ------
Howard S. Jonas ................            --                  --                   --              --            --          --

James A. Courter(4) ............        200,000                4.3%               8.8515         04/04/11     1,332,680   3,057,060

Michael Fischberger(5) .........        100,000                2.2%               8.8515         04/04/11       666,340   1,528,530

Geoffrey Rochwarger(6) .........        100,000                2.2%               8.8515         04/04/11       666,340   1,528,530

Stephen R. Brown(7) ............        100,000                2.2%               8.8515         04/04/11       666,340   1,528,530

---------------
(1) The number of shares of Class B Common Stock and all exercise prices have been adjusted to reflect the Class B Dividend.
(2) All of such options are exercisable for shares of Class B Common Stock. Options to purchase 4,630,000 shares of Class B Common Stock were granted to employees in Fiscal 2001. No options to purchase shares of Common Stock were granted to employees in Fiscal 2001. Each option is transferable by the applicable grantee as a gift to such grantee's family members without the prior approval of the Compensation Committee of the Board; provided that written evidence of such transfer is provided to the Committee and such grantee receives no consideration for such transfer.
(3) Represents the fair market value of the underlying shares of Class B Common Stock on the date of grant.
(4) Of Mr. Courter's options, 70,000 options will become exercisable on April 1, 2003, 70,000 options will become exercisable on April 1, 2004 and the remaining 60,000 options will become exercisable on April 1, 2005.
(5) Of Mr. Fischberger's options, 34,000 options will become exercisable on April 1, 2003, 34,000 options will become exercisable on April 1, 2004 and the remaining 32,000 options will become exercisable on April 1, 2005.
(6) Of Mr. Rochwarger's options, 34,000 options will become exercisable on April 1, 2003, 34,000 options will become exercisable on April 1, 2004 and the remaining 32,000 options will become exercisable on April 1, 2005.
(7) Of Mr. Brown's options, 34,000 options will become exercisable on April 1, 2003, 34,000 options will become exercisable on April 1, 2004 and the remaining 32,000 options will become exercisable on April 1, 2005.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

   The following table provides certain information concerning the number of shares of Common Stock and Class B Common Stock underlying unexercised stock options held by each of the Named Executive Officers, and the value of such stock options at July 31, 2001. Stock options exercisable for 43,000 shares of Common Stock and 43,000 shares of Class B Common Stock were exercised by the Named Executive Officers during Fiscal 2001.


                                                                            Number of Securities
                                             Number of Securities          Underlying Unexercised
                                            Underlying Unexercised          Class B Common Stock           Value of Unexercised
               Shares                       Common Stock Options at              Options at               In-the-Money Options at
              Acquired                        Fiscal Year-End(#)             Fiscal Year-End(#)            Fiscal Year-End($)(1)
                 on           Value       ---------------------------    ---------------------------    ---------------------------
Name        Exercise(#)    Realized($)   Exercisable    Unexercisable   Exercisable    Unexercisable    Exercisable   Unexercisable
----        -----------    -----------   -----------    -------------   -----------    -------------    -----------   -------------
Howard
S. Jonas....        0              0             0               0              0               0              0              0

James A.
Courter.....        0              0       510,000         125,000        543,600         391,400      7,974,528      2,480,755

Michael
Fischberger.   26,000        104,000         2,500           8,000         82,500         268,000        133,450        639,810

Geoffrey
Rochwarger..   60,000        550,477        60,500          17,000        140,500         277,000        850,985        742,365

Stephen
R. Brown....        0              0        52,000           8,000        132,000         268,000        868,190        639,810

---------------
(1) The closing price of the Common Stock on July 31, 2001, as reported by the New York Stock Exchange, was $12.04 per share. The closing price of the Class B Common Stock on July 31, 2001, as reported by the New York Stock Exchange, was $11.98 per share.

Employment and Separation Agreements

   The Company has entered into employment agreements with Messrs. Jonas and Courter. Mr. Jonas's employment agreement, dated as of April 1, 1999, provides for a minimum base salary of $200,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Jonas's employment only for cause (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to twice his base salary as then in effect. The agreement has a three year term, but is automatically extendable for additional one year periods unless the Board of Directors or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of the agreement.

   During the fiscal year ended July 31 2001, Mr. Courter was employed as the President of the Company pursuant to an employment agreement, dated as of April 1, 1999. Mr. Courter is currently employed as the Chief Executive Officer of the Company pursuant to an amendment to the employment agreement, dated as of August 1, 2001. Such employment agreement was further amended as of October 2001, to provide for a minimum base salary of $250,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Courter's employment only for "cause" (as defined in the agreement). In the event of termination without "cause" or in the event Mr. Courter terminates his employment for "good reason" (as defined in the employment agreement), any and all unvested options shall automatically vest and Mr. Courter shall be permitted to exercise any and all options which are outstanding as of the date of his termination within two (2) years from such date. If the agreement is terminated without "cause," the Company is obligated to pay to Mr. Courter all due and unpaid amounts to which Mr. Courter was then entitled and Mr. Courter's minimum base salary for the remainder of the employment term but in no event less than twelve months. The amended agreement has a five year term commencing from October 2001, and is automatically extendable for additional one-year periods unless the Board of Directors or Mr. Courter notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement. In addition, Mr. Courter was granted options to purchase 300,000 shares of Class B Common Stock which vest over a three-year period under the original terms of the agreement and, pursuant to the October 2001 amendment, was granted options to purchase an additional 1,000,000 shares of Class B Common Stock which will vest over a five-year period.

   In June 2001, Hal Brecher resigned as Chief Operating Officer and a director of the Company. In connection with such resignation, Mr. Brecher entered into an agreement with the Company, pursuant to which the Company agreed to forgive outstanding loans to Mr. Brecher in an aggregate amount of $3,250,000, subject to and upon the exercise by Mr. Brecher of certain stock options held by him, and the payment by Mr. Brecher of all applicable taxes relating to the forgiveness of such loans. Such payments have not been made, and accordingly, such loans remain outstanding as of October 26, 2001. In connection with such separation agreement, the Compensation Committee accelerated the vesting of certain of Mr. Brecher's outstanding options exercisable for shares of Common Stock and Class B Common Stock and also extended the post-termination exercise period of such options. In the event that the net proceeds from sales of the shares underlying such options amounts to less than $3,000,000, the Company has agreed to make a cash payment to Mr. Brecher in an amount equal to the difference between the proceeds of such sales and $3,000,000, up to a maximum amount of $1,000,000.

Employee Stock Option Program

   The Company previously maintained an informal stock option program whereby selected key employees were granted options to purchase shares of Common Stock. The primary purpose of this program was to provide long-term incentives to the Company's key employees and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other reasonable terms and conditions as the Company deems necessary and appropriate. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Compensation Committee of the Board. Under such program, options to purchase an aggregate of 299,566 shares of Common Stock and 299,566 shares of Class B Common Stock were outstanding as of October 26, 2001. The Company does not anticipate that any additional options will be granted under this program. In addition to this program, the

Company also has adopted the 1996 Stock Option and Incentive Plan, as Amended and Restated, which is described further in Proposal No. 2 below.

The IDT Charitable Foundation

   The IDT Charitable Foundation (the "Foundation") was established on May 8, 2001 with the purpose of obtaining money or property to be contributed from time to time to eligible charitable organizations. The Foundation was initially funded by a cash contribution of $100,000 from the Company on July 31, 2001. In addition, on July 31, 2001, the Company lent $4,900,000 to the Foundation under a promissory note. This loan is non-interest bearing, has a five-year term, and is pre-payable at any time in the discretion of the Foundation. In July 2001, the Company contributed 2,200,000 shares of Class B Common Stock to the Foundation. We expect that over time the loan will be repaid with proceeds from the sale by the Foundation of the contributed shares of Class B Common Stock.

   In addition to making charitable contributions from time to time to eligible organizations, the Foundation administers a matching gifts program available to our directors, officers, employees and retirees. Under the program, the Foundation will match a participant's gifts to eligible organizations, including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Foundation provides the gifts directly to the institution.

Compensation Committee Interlocks and Insider Participation

   During Fiscal 2001, the Compensation Committee was comprised of Messrs. Berman and Blaker. None of the members of the Compensation Committee were employees of the Company during such period.

Report of the Compensation Committee of the Board of Directors

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph set forth below shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Act or under the Exchange Act.

   The Compensation Committee determines the compensation levels of the various officers of the Company with a view to attract, retain, motivate and reward key employees who possess exceptional leadership and management skills through a competitive base salary, bonus payments (when appropriate), long-term incentives such as awards of stock options, and various other benefits.

   The policies of the Compensation Committee are intended to combine competitive levels of compensation with rewards for commendable performance, and to align each officer's relative compensation with the Company's achievement of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning the interests of the Company's management with the interests of the Company's stockholders.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of each executive officer's responsibility, the general salary practices of companies with which the Company competes and each officer's individual qualifications and experience. The base salaries are reviewed by the Compensation Committee in accordance with a variety of criteria, including individual performance, the functions charged to each officer, the scope of the officer's duties, trends in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given such factors by the Compensation Committee may vary with respect to each of the Company's officers, and from year to year, as the Compensation Committee may deem necessary.

   Stock Option Grants. Stock options are currently granted to executive officers and other employees under the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated. In the past, stock options were granted under the Company's employee stock option program. The Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company's stockholders. Stock option grants and awards are given in order to focus the grantee's attention on the long-term performance of the Company, as well as to provide an incentive for the grantee to maintain a long-term relationship with the Company. The number of options or awards granted and other option terms, such as vesting, are determined by the Compensation Committee based on the grantee's level of responsibility, prior performance, and other compensation. Neither the 1996 Stock Option and Incentive Plan nor the Employee Stock Option Program provides for specific quantitative criteria for weighing these factors. Rather, a decision to grant an option or award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the grantee.

   401(k) Plan. The Company established a plan in September 1996, pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), for the benefit of employees. The Company's executive officers are permitted to participate on the same basis as other employees of the Company.

   Chief Executive Officer Compensation. The Company has entered into an employment agreement with Mr. Howard S. Jonas, dated as of April 1, 1999, providing for a minimum annual base salary of $200,000 which may be increased, but not decreased, during the term of the agreement. Mr. Jonas's compensation for Fiscal 2001 was $212,127. Mr. Jonas's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Jonas's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company. Mr. Jonas did not receive a bonus or any grants or awards of stock options in Fiscal 2001. As discussed above, effective as of the Restructuring, Mr. Courter replaced Mr. Jonas as the Chief Executive Officer of the Company.


                             THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

                             Meyer A. Berman
                             J. Warren Blaker

Report of the Audit Committee of the Board of Directors

   We have received and discussed with management the Company's audited financial statements as of and for the year ended July 31, 2001.

   We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Also, we have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1 (Independence Discussions with Audit Committees), as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

   Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended July 31, 2001.

   We have also considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended October 31, 2000, January 31, 2001 and April 30, 2001 is compatible with maintaining Ernst & Young LLP's independence.



                             THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

                             Meyer A. Berman
                             J. Warren Blaker
                             Saul K. Fenster

   The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

                           Performance Graph of Stock


   The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Common Stock from July 31, 1996 through July 31, 2001, as well as the cumulative total return on (i) the Nasdaq National Market Composite Index, (ii) Standard & Poor's SmallCap 600 Index and (iii) the Nasdaq Telecommunications Index during such five-year period. The chart also sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Class B Common Stock from June 1, 2001 (the first date on which the Class B Common Stock was publicly traded) through July 31, 2001. The stock price performance of the graph below is not necessarily indicative of future performance.




                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG IDT CORPORATION COMMON STOCK AND CLASS B COMMON
                  STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                   THE S&P SMALLCAP 600 INDEX AND THE NASDAQ
                            TELECOMMUNICATIONS INDEX


                                  [LINE GRAPH]



                                                          Cumulative Total Return
                               ---------------------------------------------------------------------------------
                                    3/15/96          7/96         7/97          7/98         7/99          7/00

IDT CORPORATION                      100.00        106.98        77.91        225.58       183.72        334.31
NASDAQ STOCK MARKET (U.S.)           100.00         98.85       145.86        171.65       245.32        349.26
S & P SMALLCAP 600                   100.00        100.07       138.99        150.16       157.44        177.23
NASDAQ TELECOMMUNICATIONS            100.00         99.47       132.71        219.84       337.93        344.19



* $100 INVESTED ON 7/31/96 IN STOCK OR INDEX (EXCEPT, WITH RESPECT TO CLASS B COMMON STOCK AS NOTED ABOVE) INCLUDING REINVESTMETN OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

PROPOSAL NO. 2

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     1996 STOCK OPTION AND INCENTIVE PLAN,
                            AS AMENDED AND RESTATED


   The Company's stockholders are being asked to approve an amendment to the Company's 1996 Stock Option and Incentive Plan, as amended and restated (the "Plan"), that will increase the number of shares of Class B Common Stock available for award grants thereunder by 3,000,000 shares. The Board of Directors adopted the proposed amendment on or about October 22, 2001, subject to stockholder approval at the Annual Meeting.

   The Board of Directors believes that the proposed amendment is necessary in order to provide the Company with a sufficient reserve of shares of Class B Common Stock for future award grants needed to attract and retain the services of key employees, directors and consultants of the Company essential to the Company's long-term success.

   The proposed amendment is being submitted for a stockholder vote in order to enable the Company to grant options which are incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and because such approval may be required or advisable in connection with (i) the provisions set forth in Section 162(m) of the Code relating to the deductibility of certain compensation and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

   The following description of the Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Plan, as proposed to be amended. A copy of the Plan, as proposed to be amended, is attached hereto as Exhibit A.

DESCRIPTION OF THE PLAN

   Pursuant to the Plan, key employees, directors and consultants of the Company and any of its majority-owned subsidiaries are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Plan may be ISOs, or non-qualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted either alone or simultaneously with the grant of an option. Restricted stock may be granted in addition to or in lieu of any other award made under the Plan.

   As of October 26, 2001, 12 executive officers, approximately 1,600 other employees, 8 consultants, 8 non-employee directors of the Company and 10 non-employee directors of the Company's subsidiaries were eligible to participate in the Plan.

   The maximum number of shares of Common Stock and Class B Common Stock reserved for the grant of awards under the Plan, as adjusted for the Class B Dividend, is 6,300,000 and 9,600,000 (including the 3,000,000 shares of Class B Common Stock reserved subject to approval by the stockholders of this Proposal), respectively. Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued capital stock or from capital stock reacquired by the Company.

   As of October 26, 2001, options covering all of the shares of Common Stock reserved for issuance under the Plan had been granted. As of such date, options covering 6,351,004 shares of Class B Common Stock were outstanding under the Plan and 3,248,996 shares of Class B Common Stock remained available for future award grants assuming (with respect to 3,000,000 of such shares) approval by the stockholders of this Proposal.

   The Plan is administered by the Compensation Committee of the Board. Subject to the provisions of the Plan, the Compensation Committee will determine the type of awards, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation
Committee deems relevant.

   An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" of the Company (as defined in the Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock or Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control," a "Corporate Transaction" or a "Related Entity Disposition" (in each case, as defined in the Plan).

   The Plan provides for automatic formula option grants to eligible non-employee directors of the Company and its majority-owned subsidiaries. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company's initial public offering in March 1996 or upon such later date of a non-employee director's initial election to the Board and, effective May 31, 2001, subject to certain exceptions, options to purchase 20,000 shares of Class B Common Stock will be granted to each new non-employee director upon such director's initial election and qualification for the Board or the board of directors of any of the Company's majority-owned subsidiaries. In addition, options to purchase 20,000 shares of Class B Common Stock will be granted annually to each non-employee director on the anniversary date of each such director's election to the Board. Each such option will have an exercise price equal to (or in certain cases, no less than) the Fair Market Value of a share of Class B Common Stock on the date of grant and will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, unless otherwise agreed to by the Company, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the non-employee director's termination of directorship other than for "Cause" (as defined in the Plan) or (iii) three months following the non-employee director's termination of directorship for Cause.

   The Plan also permits the Compensation Committee to grant SARs and/or LSARs. Generally, SARs may be exercised at such time or times and only to the extent determined by the Compensation Committee and LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction (as defined in the Plan). LSARs will be exercisable at such time or times and only to the extent determined by the Compensation Committee. A LSAR granted in connection with an ISO is exercisable only if the Fair Market Value per share of Common Stock or Class B Common Stock, as applicable, on the date of grant exceeds the purchase price specified in the related ISO.

   Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash, Common Stock or Class B Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock or Class B Common Stock, as applicable, on the date the SAR is exercised over (ii) the exercise or other base price of the SAR or, if applicable, the exercise price per share of the option to which the SAR relates.

   Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Common Stock or Class B Common Stock, as applicable, during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable:
(1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Common Stock or Class B Common Stock, as applicable, in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Common Stock or Class B Common Stock, as applicable, shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock or Class B Common Stock, as applicable, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise or other base price of the LSAR or, if applicable, the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

   When an SAR or LSAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

   The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock or Class B Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the "restricted period"). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

   During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

   During any one calendar year, no grantee may be granted options to acquire more than an aggregate of 2,000,000 shares of Common Stock and Class B Common Stock or be awarded more than 2,000,000 shares of restricted stock (in each case as adjusted for the Class B Dividend and subject to further adjustment as provided in the Plan).

   The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

   No awards may be granted under the Plan after the tenth anniversary of its initial adoption.

   ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. Non-qualified stock options (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs (and any SARs or LSARs related thereto) granted after October 31, 2000 are permitted to transfer such NQSOs for no consideration to such holder's "family members" (as defined in Form S-
8) without the prior approval of the Compensation Committee.

   Options and Awards under the Plan. Except as set forth in the table below, the Company cannot now determine the number of options or other awards to be granted in the future under the Plan to officers, directors and employees.


                               NEW PLAN BENEFITS



                                                                                    Number of Shares of
                                                             Number of Shares of          Class B
                                                                 Common Stock          Common Stock
Name and Principal Position                                   Underlying Options    Underlying Options
---------------------------                                   ------------------    ------------------
Howard S. Jonas ..........................................            0                         0
 Chairman of the Board, Chief Executive
 Officer and Treasurer

James A. Courter .........................................            0                         0
 Vice Chairman of the Board and President

Michael Fischberger ......................................            0                         0
 Chief Operating Officer and Director

Geoffrey Rochwarger ......................................            0                         0
 Executive Vice President of
 Telecommunications and Director

Stephen R. Brown .........................................            0                         0
 Chief Financial Officer and Director

Executive Group ..........................................            0                         0

Non-Executive Director Group .............................            0                   340,000(1)

Non-Executive Officer Employee Group .....................            0                         0

---------------
(1) Options to purchase 20,000 shares of Class B Common Stock will be automatically granted annually to each non-employee director of the Company and its majority-owned subsidiaries in accordance with the terms of the Plan.

Federal Income Tax Consequences of Awards Granted under the Plan

   The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the Plan.

   Incentive Stock Options. ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal "alternative minimum tax," which depends on the participant's particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

   Further, if after exercising an ISO, a participant disposes of the Common Stock or Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock or Class B Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period - thereby making a "disqualifying disposition" - the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

   A participant who exercises an ISO by delivering Common Stock or Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares.

   The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock or Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

   Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock or Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

   The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock or Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

   A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

   If a participant exercises an NQSO by delivering shares of Common Stock or Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will he entitled to an equivalent tax deduction.

   Other Awards. With respect to other awards under the Plan that are settled either in cash or in shares of Common Stock or Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock or Class B Common Stock received.

   With respect to awards under the Plan that are settled in shares of Common Stock or Class B Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture - absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") - a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock or Class B Common Stock, as applicable, as of that date over the price paid for such award, if any.

   The ordinary income recognized with respect to the receipt of cash, shares of Common Stock, Class B Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

   The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

   Change in Control. In general, if the total amount of payments to a participant that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including awards under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such participant's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

   Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and LSARs granted under the Plan should qualify for the performance-based compensation exception to Section 162(m).

   On October 26, 2001, the last reported sale price of the Common Stock and Class B Common Stock on the New York Stock Exchange was $10.80 and $9.35 per share, respectively.


                        THE BOARD RECOMMENDS A VOTE FOR
           APPROVAL OF THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3


              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS


   The stockholders will be asked to ratify the Board's appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 2002.

   In the event that the ratification of this selection of auditors is not approved by a majority of the shares of Common Stock, Class A Common Stock and Class B Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

   Ernst & Young LLP has served as the Company's independent auditors since 1993. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Audit Fees

   Ernst & Young LLP has billed the Company $429,000, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the Company's 2001 fiscal year and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

   During the Company's 2001 fiscal year, Ernst & Young LLP did not render any professional services to the Company related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

   Ernst & Young LLP has billed the Company $512,000, in the aggregate, for professional services rendered by Ernst & Young LLP for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the Company's 2001 fiscal year.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                   FOR THE FISCAL YEAR ENDING JULY 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of a registered class of the Company's equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the Securities and Exchange Commission and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2001.

Submission of Proposals for the 2002 Meeting of Stockholders

   Stockholders who wish to present proposals for inclusion in the Company's proxy materials in connection with the 2002 Annual Meeting of Stockholders must submit such proposals in writing to the General Counsel and Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposal must be received at such address no later than July 10, 2002. In addition, any stockholder proposal submitted with respect to the Company's 2002 Annual Meeting of Stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company's General Counsel and Secretary not less than 45 days prior to the day on which notice of the date of the annual meeting was mailed.

OTHER MATTERS

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.



                                        BY ORDER OF THE BOARD OF DIRECTORS
November 7, 2001
                                        /s/ Joyce J. Mason
                                        ------------------
                                        Joyce J. Mason
                                        General Counsel and Secretary

                                                                       Exhibit A


                                IDT CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN
                  (As Amended and Restated as of October 2001)


1. Purpose; Types of Awards; Construction.

   The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the "Plan") is to provide incentives to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "Agreement" shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

   (b) "Board" shall mean the Board of Directors of the Company.

   (c) "Change in Control" means a change in ownership or control of the Company effected through either of the following:

      (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

      (ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

   (d) "Class A Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Company.

   (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (f) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

   (g) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company, or, if determined by the Committee and set forth in an Agreement, shares of class B common stock, par value $.01 per share, of the Company.

   (h) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

   (i) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

   (j) "Corporate Transaction" means any of the following transactions:

      (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

      (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

   (k) "Disability" shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

   (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

   (m) "Fair Market Value" per share as of a particular date shall mean (i) the closing sale price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

   (n) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

   (o) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

   (p) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock, which occurred in March 1996.

   (q) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

   (r) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

   (s) "Non-Employee Director" means a member of the Board or the board of directors of any Subsidiary who is not an employee of the Company or any Subsidiary."

   (t) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

   (u) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

   (v) "Option Agreement" shall have the meaning set forth in Section 6.

   (w) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

   (x) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (y) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

   (z) "Related Entity" means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

   (aa) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

   (bb) "Restricted Period" shall have the meaning set forth in Section 11.

   (cc) "Restricted Stock" means shares of Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

   (dd) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

   (ee) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

   (ff) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

   (gg) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (hh) "Tax Event" shall have the meaning set forth in Section 17.

   (ii) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

   (a) The Plan shall be administered by the Committee, the members of which may be composed of (i) "non-employee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code, or (ii) any other members of the Board.

   (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   (c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

   (d) The Board may delegate to the Chairman of the Company the authority to
(i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, and (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards. The grant of authority in this
Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to the Chairman of the Company pursuant to this Section 3(d), and the Chairman grants awards pursuant to such delegated authority, references in this Plan to the "Committee" as they relate to such awards shall be deemed to refer to the Chairman.

4. Eligibility.

   Awards may be granted to executive officers, other key employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

   (a) The maximum number of shares of Common Stock reserved for the grant of awards under the Plan, as adjusted for the Class B common stock dividend effected in May 2001, shall be 15,900,000, of which 6,300,000 shall be shares of common stock and 9,600,000 shall be shares of Class B common stock, in each case subject to adjustment as provided in Section 12 hereof.

   (b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   (c) In no event may a Grantee be granted during any calendar year Options to acquire more than 2,000,000 shares of Common Stock or more than 2,000,000 shares of Restricted Stock, in each case subject to adjustment as provided in
Section 12 hereof.

6. Terms and Conditions of Options.

   (a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such A-4 terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

   (b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

   (c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

   (d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

   (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

   (f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

   (g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee's termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that Options granted after November 17, 1998 and on or prior to October 22, 2001 may be exercised within three (3) months after the date of termination (or such different period as the Committee shall prescribe), and Options granted after October 22, 2001 may be exercised within 180 days after the date of termination (or such different period as the Committee shall prescribe).

   (h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the

Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

   (i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof:

   (a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

   (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

   The Committee shall have authority to grant a Stock Appreciation Right, either alone or in tandem with any Option. A Stock Appreciation Right granted in tandem with an Option shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Stock Appreciation Right may be granted at such time or times as may be determined by the Committee.

   (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

   (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right during the period beginning two weeks prior to the end of each of the Company's fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

   (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the exercise or other base price of the Stock Appreciation Right or, if applicable, the Option Price of the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

   (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

   (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10. Limited Stock Appreciation Rights.

   The Committee shall have authority to grant a Limited Right, either alone or in tandem with any Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Limited Right may be granted at such time or times as may be determined by the Committee.

   (b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. A Limited Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Limited Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

   (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

      (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in clause (i) of the definition of "Change in Control" (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

      (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of "Corporate Transaction" (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

      (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of "Change in Control" or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

   Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

   (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

      (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised.

      (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

      (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or
   (2) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised over (B) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option, if any, shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of future awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

   (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and
(ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.   Restricted Stock.

   The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

   (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

   (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary.

   (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this
Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

   (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in
Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12. Effect of Certain Changes.

   (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Common Stock available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) CHANGE IN COMMON STOCK. In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

13.   Corporate Transaction; Change in Control; Related Entity Disposition.

   (a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

   (b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

   (c) RELATED ENTITY DISPOSITION. With respect only to awards granted under the Plan after November 17, 1998, the Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer; provided, however, that no such award shall vest pursuant to this Section 13(c) in connection with a Related Entity Disposition consummated prior to November 17, 2000 if such vesting would defeat the ability to account for such transaction as a "pooling" under generally accepted accounting principles. The Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Pan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition ("SpinCo") in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

   (d) SUBSTITUTE AWARDS. The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees of another entity who become employees of the Company or any Subsidiary by reason of a merger or consolidation of the employing entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of the employing entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 hereof.

14.   Non-Employee Director Options.

   The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

   (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee. Non-Employee Directors shall receive separate and additional grants hereunder for being a Non-Employee Director of the Company and each Subsidiary.

   (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

   (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Class B Common Stock; provided, however, that (i) each person who first becomes a Non-Employee Director of the Company after May 31, 2001 and before October 22, 2001 shall be granted an additional Option to purchase 10,000 shares of Class B Common Stock as of their date of election and qualification (for a total of 20,000 shares), (ii) each person who first becomes a Non-Employee Director of a Subsidiary after May 31, 2001 and before October 22, 2001 shall receive an Option to purchase 20,000 shares of Class B Common Stock as of October 22, 2001 (in lieu of an Option for 10,000 shares), and (iii) each person who first becomes a Non-Employee Director on or after October 22, 2001 shall be granted an Option to purchase 20,000 shares of Class B Common Stock as of their date of election and qualification. The Option Price shall equal the Fair Market Value of the Class B Common Stock as of the date of grant.

   (d) ANNUAL GRANTS. Each Non-Employee Director who was initially elected to the Board prior to the Initial Public Offering shall automatically be granted an Option to purchase 20,000 shares of Class B Common Stock on each anniversary date of the Initial Public Offering. Each Non-Employee Director who was initially elected to the Board or the board of directors of any Subsidiary after the Initial Public Offering shall automatically be granted an Option to purchase 20,000 shares of Class B Common Stock on each anniversary of their election to the Board or the board of directors of such Subsidiary, as applicable. The Options granted under this paragraph shall be granted without action by the Committee. The Option Price shall equal the Fair Market Value of the Class B Common Stock as of the date of grant.

   (e) VESTING. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

   (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board or the board of directors of any Subsidiary, as applicable, other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board or the board of directors of any Subsidiary, as applicable, for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this
Section 14.

   (g) DEFINITION OF "CAUSE." For purposes of this Section 14, "cause" shall mean the termination of service as a member of the Board or the board of directors of any Subsidiary, as applicable, by a Non-Employee

Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

15.   Period During which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from February 7, 1996, the date the Plan was initially adopted by the Board.

16.   Transferability of Awards.

   (a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

   (b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) granted after October 31, 2000 shall be transferable by a Grantee as a gift to the Grantee's "family members" (as defined in Form S-8) without prior approval of the Committee; provided that written evidence of such assignment is provided to the Committee and the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

   (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17.   Agreement by Grantee regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

18.   Rights as a Stockholder.

   Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19.   No Rights to Employment; Forfeiture of Option Gains.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise or vesting of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

20.   Beneficiary.

   A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21.   Stockholder Approval; Amendment and Termination of the Plan.

   (a) STOCKHOLDER APPROVAL. The Plan initially became effective when adopted by the Board on February 7, 1996 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company's stockholders on February 27, 1997. In December 1997, the Board submitted to the Company's stockholders for approval an amendment authorizing an additional 1,000,000 shares for awards under the Plan, making a total of 3,300,000 shares authorized for awards. On September 28, 1998, the Board authorized an additional 1,000,000 shares for awards under the Plan, on November 20, 1998, the Board approved the Plan, as amended and restated herein, and on November 23, 1998 the Executive Committee approved the further increase of 500,000 shares, bringing the total number of shares authorized for issuance under the Plan to 4,800,000 shares. The Company's stockholders approved the September and November 1998 increases in December 1998 and an additional increase of 1,500,000 shares of Common Stock in December 1999. On May 24, 2000, the Board authorized 300,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval. On September 12, 2000, the Board authorized an additional 3,000,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval.

   (b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange (or Nasdaq) requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. The amendment of Section 6(g) (extending the post-termination exercise period of Options from thirty (30) days to three
(3) months) and the addition of Section 13(c) in respect of Related Entity Dispositions shall apply prospectively only to Options granted after November 17, 1998, the date that the Plan, as amended and restated herein, was adopted by the Board.

22.   Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                                                      Exhibit B


                     CHARTER OF THE AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                          IDT CORPORATION (As Revised)


   I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

   II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

      1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

      2. in its oversight of the Company's financial statements and the independent audit thereof;

      3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement); and

      4. in evaluating the independence of the outside auditors.

   The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information from and,
(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and
(iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

   The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

   The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

   The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting

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services for the most recent fiscal year, in the aggregate and by each service
(and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

   III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

   IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

   1. with respect to the outside auditors,

      (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

      (ii) to review the fees charged by the outside auditors for audit and non-audit services;

      (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

      (iv) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company, is compatible with maintaining the independence of the outside auditors; and

      (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

   2. with respect to the internal auditing department,

      (i) to review the appointment and replacement of the director of the internal auditing department; and

      (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

   3. with respect to financial reporting principles and policies and internal audit controls and procedures,

      (i) to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

      (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including any reports and communications related to:

         o deficiencies noted in the audit in the design or operation of internal controls;

         o consideration of fraud in a financial statement audit;

         o detection of illegal acts;

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         o the outside auditors' responsibility under generally accepted auditing standards;

         o significant accounting policies;

         o management judgments and accounting estimates;

         o adjustments arising from the audit;

         o the responsibility of the outside auditor for other information in documents containing audited financial statements;

         o disagreements with management;

         o consultation by management with other accountants;

         o major issues discussed with management prior to retention of the outside auditors;

         o difficulties encountered with management in performing the audit;

         o the outside auditors' judgments about the quality of the entity's accounting principles; and

         o reviews of interim financial information conducted by the outside auditors;

      (iii) to meet with management, the director of the internal auditing department and/or the outside auditors:

         o to discuss the scope of the annual audit;

         o to discuss the audited financial statements;

         o to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

         o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

         o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

         o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

      (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

      (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

   4. with respect to reporting and recommendations,

      (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

      (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

      (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

   V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

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